FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT ("Amendment") is entered into this 18th day of July, 2007, by and between 73 High Street LLC, a New York limited liability company with offices at 701 Ellicott Street, Suite 401, Buffalo, New York (the "Landlord") and Cleveland BioLabs, Inc., a Delaware corporation with offices at 11000 Cedar Avenue, Cleveland, Ohio 44106 (the "Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant previously entered into a certain Lease Agreement dated March 1, 2007 (the "Lease"), pursuant to which Tenant agreed to lease from Landlord approximately 32,000 rentable square feet within a certain building located at 73 High Street, Buffalo, New York (the "Building"); and

WHEREAS, Landlord and Tenant desire to modify and amend the terms of the Lease.

NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

1. Paragraphs 1.1(i) and 3.1 of the Lease hereby are amended as follows:

   a. Rent. In addition to all other rents and charges due under the Lease, Tenant shall pay Landlord an Annual Base Rent as follows:

Years	**Annual Rent Per Sq. Foot**	**Monthly Rent**
Years 1-2	**$8.46**	**$22,560.00**
Year 3	**$9.46**	**$25,226.66**

   In Year 4, the Annual Base Rent shall revert to the terms set forth in the Lease Agreement. Rent shall be paid in twelve (12) equal monthly installments payable without demand and without deduction, abatement or set-off for any cause, the first of such monthly installments to be due and payable upon lease commencement, with a like installment to be due and payable on the first day of each month during the Term of the Lease.

2. In the event of a conflict between any provision of this Amendment and the Lease, the terms and conditions of this Amendment shall govern and control.

3. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

LANDLORD: 73 High Street, LLC

By:____________________________________
Buffalo Niagara Medical Campus, Inc., Member, by
Matthew K. Enstice, Executive Director

TENANT: Cleveland BioLabs, Inc.

By:____________________________________
Jack A. Marhofer, Jr., Chief Financial Officer